EXHIBIT (23)







INDEPENDENT AUDITORS' CONSENT

Stockholders and Board of Directors
E.mergent, Inc.
Golden Valley, Minnesota

We consent to the incorporation by reference in Registration Statement No. 333-56767 on Form S-3 and in Registration Statement No. 333-87605 on Form S-8 of our report dated March 1, 2002 on the financial statements of E.mergent, Inc. appearing in this Annual Report on Form 10-KSB of E.mergent, Inc. for the year ended December 31, 2001.

/s/  Deloitte & Touche LLP

Minneapolis, Minnesota
March 21, 2002